January 27, 2021 Supplemental information Fourth Quarter Earnings Call

Encompass Health 2 The information contained in this presentation includes certain estimates, projections and other forward-looking information that reflect Encompass Health’s current outlook, views and plans with respect to future events, including the ongoing strategic review and its impact on the business model, outlook and guidance, the COVID-19 pandemic and its effects, legislative and regulatory developments, strategy, capital expenditures, acquisition and other development activities, cyber security, dividend strategies, repurchases of securities, effective tax rates, financial performance, financial assumptions, business model, balance sheet and cash flow plans, market share, development of new information tools and models, and shareholder value-enhancing transactions. These estimates, projections and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. Encompass Health undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the earnings release attached as Exhibit 99.1 to the Company’s Form 8-K dated January 26, 2021 (the “Q4 Earnings Release Form 8-K”), the Form 10-K for the year ended December 31, 2020, when filed, the Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, and in other documents Encompass Health previously filed with the SEC, many of which are beyond Encompass Health’s control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note regarding presentation of non-GAAP financial measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Q4 Earnings Release Form 8-K, to which the following presentation is attached as Exhibit 99.2, provides further explanation and disclosure regarding Encompass Health’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information. Forward-looking statements

Encompass Health 3 Q4 2020 summary.................................................................................................... 4-5 Inpatient rehabilitation segment.................................................................................. 6-7 Home health & hospice segment.................................................................................. 8-9 Consolidated Adjusted EBITDA..................................................................................... 10 Earnings per share................................................................................................... 11-12 Adjusted free cash flow............................................................................................ 13 Guidance and considerations for 2021........................................................................... 14-15 2020-2025 Growth targets.......................................................................................... 16 Adjusted free cash flow assumptions............................................................................. 17 Uses of free cash flow.............................................................................................. 18 Appendix Map of locations..................................................................................................... 20 Expansion activity................................................................................................... 21 Clinical collaboration............................................................................................... 22 Personal protective equipment - utilization, cost and inventory............................................ 23 Pre-payment claims denials - inpatient rehabilitation segment............................................. 24 Overview of rollover shares and SARs............................................................................ 25 Debt maturity profile and schedule............................................................................... 26-27 New-store/same-store growth..................................................................................... 28-30 Payment sources (percent of revenues).......................................................................... 31 Inpatient rehabilitation operational and labor metrics........................................................ 32 Home health & hospice operational metrics.................................................................... 33 Share information................................................................................................... 34 Segment operating results......................................................................................... 35-36 Reconciliations to GAAP............................................................................................ 37-45 End notes............................................................................................................. 46-47 Table of contents

Encompass Health 4 Q4 2020 summary Q4 Full Year ($millions) 2020 2019 Growth 2020 2019 Growth Encompass Health Consolidated Net operating revenues $ 1,214.4 $ 1,184.4 2.5% $ 4,644.4 $ 4,605.0 0.9 % Adjusted EBITDA $ 239.9 $ 238.2 0.7% $ 860.3 $ 964.9 (10.8) % Adjusted EPS $ 0.93 $ 0.85 9.4% $ 2.89 $ 3.91 (26.1) % Adjusted free cash flow $ 213.0 $ 136.9 55.6% $ 579.9 $ 516.5 12.3 % Inpatient Rehabilitation Segment Net operating revenues $ 933.1 $ 896.7 4.1% $ 3,566.2 $ 3,513.0 1.5 % Adjusted EBITDA $ 218.0 $ 225.1 (3.2) % $ 823.0 $ 899.6 (8.5) % Home Health and Hospice Segment Net operating revenues $ 281.3 $ 287.7 (2.2) % $ 1,078.2 $ 1,092.0 (1.3) % Adjusted EBITDA $ 55.5 $ 49.6 11.9% $ 163.3 $ 195.8 (16.6) % Reconciliations to GAAP provided on pages 37-45

Encompass Health 5 Q4 2020 summary (continued) u Expansion activity (see page 21) Ÿ Opened a new 40-bed inpatient rehabilitation hospital in Toledo, Ohio Ÿ Announced plans to build a new 40-bed inpatient rehabilitation hospital in Shiloh, Illinois Ÿ Added 28 beds to existing hospitals (117 beds added year to date) u Balance sheet - See debt schedule and maturity profile on pages 26-27. Ÿ Approximately $963 million available under $1 billion revolving credit facility and $224 million of cash on hand at year end Ÿ Net leverage ratio of 3.6x at year end Ÿ Issued $400 million of 4.625% Senior Notes due 2031 in October 2020 ü Used proceeds plus approximately $300 million of cash on hand to fully redeem $700 million of 5.75% Senior Notes due 2024 at par on November 1, 2020 u Shareholder and other distributions Ÿ Paid quarterly cash dividend of $0.28 per share in October 2020 Ÿ Declared a $0.28 per share quarterly cash dividend in October 2020 (paid in January 2021) Ÿ Repurchased 18,461 shares of common stock for $1.2 million in Q4 2020 (total of 98,765 shares for $6.1 million in 2020)

Inpatient rehabilitation segment - revenue

($millions)	Q4 2020	Q4 2019	Favorable/ (Unfavorable)
Net operating revenues:			
Inpatient	$ 914.9	$ 873.5	4.7%
Outpatient and other	18.2	23.2	(21.6%)
Total segment revenue	**$ 933.1**	**$ 896.7**	4.1%
(Actual Amounts)			
Discharges	46,503	47,885	(2.9%)
Same-store discharge growth			(3.8%)
Net patient revenue per discharge	$ 19,674	$ 18,242	7.9%
Revenue reserves related to bad debt as a percent of revenue	2.2 %	1.7 %	50 basis points

- **Inpatient revenue growth resulted from favorable pricing partially offset by decreased volumes.**
  - **New-store discharge growth of 0.9% resulted from a joint venture in Coralville, IA (June 2020) and wholly owned hospitals in Murrieta, CA (February 2020) and Sioux Falls, SD (June 2020).**
  - **Discharge growth was impacted by:**
    - ✓ **limitations on elective procedures - treated approximately 1,400 fewer orthopedic and lower extremity joint replacement patients in Q4 2020 than in Q4 2019**
    - ✓ **capacity and staffing constraints - 10 to 15 hospitals with constraints at any point in Q4 2020**
  - **Growth in net patient revenue per discharge primarily resulted from a higher acuity patient mix, an increase in reimbursement rates and the suspension of sequestration.**
- **The decrease in outpatient and other revenue resulted from the inclusion of $2.5 million of business interruption insurance recoveries in Q4 2019 related to Hurricane Michael, the COVID-related suspension of hospital-based outpatient services in 2020 and the closure of certain hospital-based outpatient programs in Q4 2019.**
- **Revenue reserves related to bad debt as a percent of revenue increased to 2.2% due to a $4.5 million increase primarily related to prior denied claims.**

Encompass Health 6

Encompass Health 7 Inpatient rehabilitation segment - Adjusted EBITDA Q4 % of Revenue Q4 % of Revenue($millions) 2020 2019 Net operating revenues $ 933.1 $ 896.7 Operating expenses: Salaries and benefits (495.1) 53.1% (465.4) 51.9 % Other operating expenses(a) (140.2) 15.0% (135.8) 15.1 % Supplies (44.1) 4.7% (37.7) 4.2 % Occupancy costs (15.4) 1.7% (15.7) 1.8 % Hospital operating expenses (199.7) 21.4% (189.2) 21.1 % Other income(b) 4.1 4.0 Equity in nonconsolidated affiliates 0.9 1.0 Noncontrolling interests (25.3) (22.0) Segment Adjusted EBITDA $ 218.0 $ 225.1 Percent change (3.2) % In arriving at Adjusted EBITDA, the following were excluded: (a) Loss on disposal of assets $ 1.0 $ 7.8 (b) Change in fair market value of equity securities $ (0.1) $ 0.4 Reconciliations to GAAP provided on pages 37-45 u Adjusted EBITDA of $218.0 million was impacted by increases in: Ÿ bad debt expense (see prior page); Ÿ group medical expense; and Ÿ use and cost of PPE.

Home health and hospice segment - revenue

($millions)	Q4 2020		Q4 2019		Favorable/ (Unfavorable)
Net operating revenues:					
Home health revenue	$	227.7	$	236.9	(3.9)%
Hospice revenue		53.6		50.8	5.5 %
Total segment revenue	**$**	**281.3**	**$**	**287.7**	(2.2)%
***Home Health Metrics** (Actual Amounts)*					
Episodic admissions		40,830		41,781	(2.3)%
Same-store episodic admissions growth					(3.8)%
Episodes		71,441		73,055	(2.2)%
Same-store episode growth					(3.2)%
Revenue per episode	$	2,883	$	2,901	(0.6)%

- Home health volumes declined as a result of episodic admissions decreasing:
  - 27% from patients residing in senior living facilities;
  - 36% from patients discharging from skilled nursing facilities; and
  - 12% from patients receiving elective procedures in acute care hospitals.
    - ✓ The combined impact of these declines represented a loss of ~3,900 admissions, or a 9% negative impact on the growth rate for Q4 2020.
  - During Q4 2020, we averaged 360 employees per day on COVID-related quarantine, which further impacted our ability to accept referrals.
- Revenue per episode was impacted by the implementation of the Patient Driven Groupings Model (PDGM).
  - Revenue per episode benefited from the suspension of sequestration.
- Hospice same-store admissions growth of 16.1% yielded a 5.5% increase in hospice revenue.
  - Hospice revenue growth was impacted by a decrease in length of stay resulting from a change in patient mix.

Encompass Health 8

Encompass Health 9 Q4 % of Revenue Q4 % of Revenue($millions) 2020 2019 Net operating revenues $ 281.3 $ 287.7 Cost of services sold (121.9) 43.3% (133.4) 46.4 % Support and overhead costs (103.6) 36.8% (103.6) 36.0 % Operating expenses (225.5) 80.2% (237.0) 82.4 % Equity in net income of nonconsolidated affiliates 0.1 0.2 Noncontrolling interests(a) (0.4) (1.3) Segment Adjusted EBITDA $ 55.5 $ 49.6 Percent change 11.9 % In arriving at Adjusted EBITDA, the following were excluded: (a) SARs mark-to-market impact on noncontrolling interests (see page 25) $ — $ (0.7) Home health and hospice segment - Adjusted EBITDA Adjusted EBITDA increased 11.9%. u All expense ratios in Q4 2020 were impacted by a decrease in revenues. u Cost of services decreased as a percent of revenue primarily due to improved cost per visit supported by the clinician compensation model changes implemented in May 2020. Ÿ Home health cost per visit improved $2.72 during Q4 2020 compared to Q4 2019. Reconciliations to GAAP provided on pages 37-45

Encompass Health 10 Consolidated Adjusted EBITDA ($millions) Q4 2020 % of Consolidated Revenue Q4 2019 % of Consolidated Revenue Inpatient rehabilitation segment Adjusted EBITDA $ 218.0 $ 225.1 Home health and hospice segment Adjusted EBITDA 55.5 49.6 General and administrative expenses* (33.6) 2.8% (36.5) 3.1% Consolidated Adjusted EBITDA $ 239.9 $ 238.2 Percentage change 0.7% * General and administrative expenses in the above table exclude stock compensation of $4.2 million and $27.4 million for the fourth quarter of 2020 and 2019, respectively, as well as $0.1 million in transaction costs for the fourth quarter of 2019. Reconciliations to GAAP provided on pages 37-45 Consolidated Adjusted EBITDA for the quarter of $239.9 million u General and administrative expenses decreased as a percent of consolidated revenue due to lower costs associated with incentive compensation.

Earnings per share - as reported

(In Millions, Except Per Share Data)	Q4 2020		Q4 2019		Year Ended 2020		Year Ended 2019	
Adjusted EBITDA	$	239.9	$	238.2	$	860.3	$	964.9
Depreciation and amortization		(62.3)		(58.4)		(243.0)		(218.7)
Interest expense and amortization of debt discounts and fees		(46.2)		(44.5)		(184.2)		(159.7)
Stock-based compensation expense		(4.2)		(27.4)		(29.5)		(114.4)
Loss on disposal or impairment of assets		(1.0)		(7.8)		(11.6)		(11.1)
		126.2		100.1		392.0		461.0
Certain items non-indicative of ongoing operating performance:								
Loss on early extinguishment of debt[1]		(2.3)		(5.4)		(2.3)		(7.7)
Transaction costs		—		(0.1)		—		(2.1)
Gain on consolidation of former equity method location[2][3]		—		—		2.2		19.2
SARs mark-to-market impact on noncontrolling interests (see page 25)		—		0.7		—		5.0
Change in fair market value of equity securities		0.1		(0.4)		0.4		0.8
Government, class action, and related settlements[4]		—		—		(2.8)		—
Payroll taxes on SARs exercise (see page 25)		—		—		(1.5)		(1.0)
Pre-tax income		124.0		94.9		388.0		475.2
Income tax expense		(38.0)		(27.3)		(103.8)		(115.9)
Income from continuing operations*	$	86.0	$	67.6	$	284.2	$	359.3
Diluted shares (see page 34)		100.1		99.5		99.8		99.4
Diluted earnings per share*	$	0.86	$	0.68	$	2.85	$	3.62

▶ The increase in EPS in the fourth quarter of 2020 primarily resulted from decreased stock-based compensation due to the final exercise of the Home Health Holdings SARs in Q1 2020 (see page 25).

Encompass Health

* Earnings per share are determined using income from continuing operations attributable to Encompass Health.
Refer to pages 46-47 for end notes.

11

Encompass Health 12 Adjusted earnings per share(5) * Adjusted EPS may not sum due to rounding. See complete calculations of adjusted earnings per share on pages 42-45. Refer to pages 46-47 for end notes. Adjusted earnings per share removes from the GAAP earnings per share calculation the impact of items the Company believes are non-indicative of its ongoing operating performance. Q4 Year Ended 2020 2019 2020 2019 Earnings per share, as reported $ 0.86 $ 0.68 $ 2.85 $ 3.62 Adjustments, net of tax: Government, class action, and related settlements(4) — — 0.02 — Mark-to-market adjustment for stock compensation expense (see page 25) — 0.11 — 0.47 Transaction costs — — — 0.02 Income tax adjustments 0.06 0.02 0.01 (0.10) Loss on early extinguishment of debt(1) 0.02 0.04 0.02 0.06 Change in fair market value of equity securities — — — (0.01) Gain on consolidation of former equity method location(2)(3) — — (0.02) (0.14) Payroll taxes on SARs exercise — — 0.01 0.01 Adjusted earnings per share* $ 0.93 $ 0.85 $ 2.89 $ 3.91

Encompass Health 13 $516.5 $(104.6) $106.4 $(21.8) $71.2 $12.2 $579.9 Adjusted free cash flow FY 2019 Adjusted EBITDA Working capital and other Cash interest payments Cash tax payments, net of refunds Maintenance capital expenditures Adjusted free cash flow FY 2020 2020 Adjusted free cash flow(6) Reconciliations to GAAP provided on pages 37-45 Refer to pages 46-47 for end notes. u Adjusted free cash flow was higher in 2020 than 2019 primarily due to a decrease in working capital and lower payments for cash taxes. Ÿ Decreased working capital primarily resulted from the timing of and increase in payroll accruals. ü Accrued payroll increased due to the award of additional PTO to employees during Q2 2020 in response to COVID-19, as well as the deferral of payroll taxes resulting from government relief efforts. Ÿ Cash payments for taxes decreased due to the overpayment of cash taxes in 2019, lower book income in 2020, additional bonus depreciation resulting from the CARES Act and the expected deduction for the exercise of 2020 SARs (see page 25). Ÿ Cash interest payments increased primarily due to the funding of the Alacare acquisition and the purchase of the Home Health Holdings rollover shares and exercise of SARs (see page 25).

Encompass Health 14Refer to pages 46-47 for end notes. 2021 Guidance Adjusted EBITDA(7) Adjusted earnings per share from continuing operations attributable to Encompass Health(5) Net operating revenues 2020 Actuals 2021 Guidance Net operating revenues Adjusted EBITDA(7) $925 million to $955 million Adjusted earnings per share from continuing operations attributable to Encompass Health(5) $3.31 to $3.53 $4,644.4 million $860.3 million $2.89 $5,000 million to $5,170 million On December 9, 2020, the Company announced it is exploring strategic alternatives for its home health and hospice business. The review is ongoing, and no decision has been made. Accordingly, the Company’s 2021 guidance and longer term growth targets assume the continuation of the current structure of the business. The guidance and growth targets may change depending on the ultimate outcome of the review.

Encompass Health 15 2021 Guidance considerations Inpatient Rehabilitation u Estimated 2.3% increase in Medicare pricing u Revenue reserve related to bad debt of 1.4% to 1.6% of net operating revenues u Pre-opening and new store ramp up costs of $15 million to $20 million Home Health and Hospice u Estimated 1.9% increase in Medicare pricing for home health; estimated 2.4% pricing increase for hospice u Inclusive of $50 million to $100 million of home health and hospice acquisitions Both Segments u Salary increase of approx. 3%; benefits increase of approx. 5% to 8% u Suspension of sequestration through March 31, 2021 u Continued higher utilization and costs of personal protective equipment

Encompass Health 16 2020-2025 Growth Targets 2020 through 2025 INPATIENT REHABILITATION HOME HEALTH AND HOSPICE CONSOLIDATED CAGR TARGETS Not inclusive of larger scale acquisitions 6 to 10 De Novos per year 100 to 150 bed additions per year 6% to 8% Discharge CAGR 10%+ Home Health admissions CAGR 10% to 15% Hospice admissions CAGR $50 million to $100 million Acquisitions per year 8% to 10% Consolidated net operating revenues 8% to 10% Consolidated adjusted EBITDA 5% to 7% Adjusted free cash flow* On December 9, 2020, the Company announced it is exploring strategic alternatives for its home health and hospice business. The review is ongoing, and no decision has been made. Accordingly, the Company’s 2021 guidance and longer term growth targets assume the continuation of the current structure of the business. The guidance and growth targets may change depending on the ultimate outcome of the review. * Base year 2020 adjusted free cash flow benefited from a temporary payroll tax holiday. Exclusive of this item, the adjusted free cash flow CAGR target would be 8% to 10%. Reconciliations to GAAP provided on pages 37-45

Encompass Health 17 Adjusted free cash flow(6) assumptions Reconciliations to GAAP provided on pages 37-45; Refer to pages 46-47 for end notes. Certain cash flow items (millions) 2019 Actuals 2020 Actuals 2021 Assumptions Cash interest payments (net of amortization of debt discounts and fees) $155.2 $177.0 $155 to $165 Cash payments for income taxes, net of refunds $104.1 $32.9 $80 to $110 Working capital and other $22.0 ($84.4) $115 to $135 Maintenance CAPEX $167.1 $154.9 $165 to $195 Adjusted free cash flow $516.5 $579.9 $320 to $440 u Lower average interest rate expected in 2021 due to the redemption of the 5.75% Senior Notes due 2024 in the fourth quarter of 2020 u Higher cash payments for taxes expected in 2021 due to: Ÿ higher expected book income Ÿ elimination of benefits received under the CARES Act Ÿ lower stock-based compensation due to the final payout of the SARs (see page 25) u Increased working capital expected in 2021 resulting from the payroll tax deferrals under the CARES Act in 2020 and the payout of the remaining $20 million of the COVID- related paid-time-off accrual. u Increased maintenance CAPEX due to expanding hospital portfolio

Encompass Health 18 Uses of free cash flow ($millions) 2020 Actuals 2021 Assumptions Growth in core business IRF bed expansions $44.8 $50 to $70 New IRFs - De novos 173.0 325 to 350 - Acquisitions — opportunistic - Replacement IRFs and other 35.5 40 to 50 Home health and hospice acquisitions 1.1 50 to 100 $254.4 $465 to $570 Debt reduction Debt (borrowings) redemptions, net ($226.3) opportunistic Shareholder and other distributions Cash dividends on common stock 111.9 ~$112 Purchase of Home Health Holdings rollover shares and exercise of SARs (see page 25) 262.9 N/A Common stock repurchases 6.1 opportunistic ~$198 million authorization remaining as of December 31, 2021(8) See the debt schedule on page 27. Refer to pages 46-47 for end notes. Quarterly cash dividend currently set at $0.28 per common share

Appendix

Encompass Health 20 Inpatient rehabilitation - 12/31/20 137 IRFs (50 are joint ventures) 35 States and Puerto Rico ~31,700 Employees 23 % of licensed beds† 31 % of Medicare patients served† Key statistics - trailing 4 quarters ~181,900 Inpatient discharges ~$3.5 Billion in revenue * Excluding markets that have home health licensure barriers ** Future IRFs - Previously announced under development as of January 26, 2021 † Based on 2017 and 2018 data Note: One of the 241 home health locations is nonconsolidated. This location is accounted for using the equity method of accounting. Portfolio as of December 31, 2020 Inpatient rehabilitation hospitals (“IRFs”) Home health locations Hospice locations 18 Future IRFs** 39 States and Puerto Rico ~43,000 employees Encompass Health a leading provider of inpatient rehabilitation and home-based care Market overlap 89 of EHC’s IRFs have an EHC home health location within the service area.* Home health and hospice - 12/31/20 241 Home health locations 82 Hospice locations 31 States ~11,300 Employees Key statistics - trailing 4 quarters ~158,900 Home health episodic admissions ~12,900 Hospice admissions ~$1.1 Billion in revenue Largest owner and operator of IRFs 4th Largest provider of Medicare-certified skilled home health services

Expansion activity

Inpatient Rehabilitation Facilities Opened or Under Development*

		# of New Beds	
	2020	2021	2022
De novo:			
Murrieta, CA	50	—	—
Sioux Falls, SD	40	—	—
Toledo, OH	40	—	—
1 Cumming, GA	—	50	—
2 North Tampa, FL	—	50	—
3 Stockbridge, GA	—	50	—
4 Greenville, SC	—	40	—
5 Pensacola, FL	—	40	—
6 Shreveport, LA	—	40	—
7 Waco, TX	—	40	—
8 Libertyville, IL	—	—	60
9 St. Augustine, FL	—	—	40
10 Lakeland, FL	—	—	50
11 Clermont, FL	—	—	50
12 Naples, FL	—	—	50
13 Cape Coral, FL	—	—	40
14 Jacksonville, FL	—	—	50
Joint ventures:			
Coralville, IA	40	—	—
15 San Angelo, TX	—	40	—
16 Knoxville, TN	—	—	73
17 Shiloh, IL	—	—	40
18 Moline, IL	—	—	40
Bed expansions, net**	117	~100	~100
	287	~450	~600

18 Previously announced IRF development projects underway

2 New states

Q4 2020 expansion activity highlights:

- Announced plans to build a 40-bed inpatient rehabilitation hospital in Shiloh, IL
- Opened a 40-bed inpatient rehabilitation hospital in Toledo, OH.
- Added 28 beds to existing hospitals

In January 2021, announced plans to build a 40-bed inpatient rehabilitation hospital in Moline, IL with UnityPoint Health - Trinity.

Home Health and Hospice Locations

	# of Locations
December 31, 2019	328
Acquisitions	1
Opening of new locations	2
Merging of locations	(8)
December 31, 2020	323

* Certain development projects may be delayed due to the COVID-19 pandemic.

** Net bed expansions in each year may change due to the timing of certain regulatory approvals and/or construction delays. For 2021 and 2022, the currently expected range for bed expansions is 100 to 150.

Encompass Health 21

The Company continues to improve the patient experience and outcomes through integrated care delivery.

▶ **The lower clinical collaboration rate for FY 2020 was driven by a higher mix of Medicare Advantage patients (see page 31).**

- Medicare fee-for-service clinical collaboration rate increased 10 bps from 43.2% in FY 2019 to 43.3% in FY 2020.
- Medicare Advantage clinical collaboration rate increased 110 bps from 14.1% in FY 2019 to 15.2% in FY 2020.

▶ **Clinical collaboration objectives:**

- Improve patient experience and outcomes
- Reduce total cost of care across a post-acute episode

▶ Coordination between our IRFs and HH teams is resulting in lower discharges to SNFs and higher discharges home.

Inpatient rehabilitation-home health clinical collaboration (all payors) overlap markets*



Clinical Collaboration Rate
18.5%
8,555
37,671
71
2015
25.4%
13,800
40,637
72
2016
29.5%
17,947
42,950
76
2017
34.0%
21,547
41,858
81
2018
35.6%
24,560
44,479
89
2019
33.2%
25,444
51,287
89
2020
Encompass Health IRF discharges to:
EHC Home Health
Non-EHC Home Health
Overlap Markets*

* Overlap markets have an Encompass Health IRF and an Encompass Health home health location within an approximate 30-mile radius, excluding markets that have home health licensure barriers. Overlap markets are open for 12 months before inclusion in the clinical collaboration rate.

Encompass Health 22

Personal Protective Equipment (PPE) – Utilization, Cost and Inventory

Increased PPE Utilization due to COVID-19

- Utilization of PPE has increased as a result of new infection control policies in response to the COVID-19 pandemic, including mandatory masking for employees and patients.

Impact on Pricing

- As the pandemic spread, our demand for PPE increased beyond the capacity of our primary suppliers. We have diversified sourcing to secondary vendors, generally at significantly higher prices. Average pricing for masks and gowns have increased 10x and 6x, respectively, during the pandemic.
- We have implemented a multi-tier approach to obtaining necessary PPE that includes maximizing the allocated inventory from our primary suppliers (at a lower contractual price) and contracting with multiple secondary suppliers to source clinically-approved, price-protected products which are distributed through our centralized warehouses.

INPATIENT REHABILITATION

	Avg. Monthly Utilization		Avg. Monthly Spend		Months of Current Utilization in Inventory
	Historical	Current*	Historical	Current*	
MASKS	130,000	914,000	$ 10,400	$ 692,000	4.8
RESPIRATORS	5,000	60,000	$ 2,200	$ 156,000	4.0
GOWNS	137,500	252,000	$ 45,375	$ 511,000	5.3
GLOVES	9,500,000	11,213,000	$ 350,000	$ 698,000	1.0
Total PPE			**$ 407,975**	**$ 2,057,000**	

HOME HEALTH AND HOSPICE

	Avg. Monthly Utilization		Avg. Monthly Spend		Months of Current Utilization in Inventory
	Historical	Current*	Historical	Current*	
MASKS	-	123,000	-	$ 112,000	1.7
RESPIRATORS	-	35,000	-	$ 162,000	3.8
GOWNS	-	48,000	-	$ 169,000	3.1
GLOVES	1,735,400	2,508,000	$ 58,700	$ 97,000	1.0
Total PPE			**$ 58,700**	**$ 540,000**	

*April through December 2020

Encompass Health 23

Pre-payment claims denials - inpatient rehabilitation segment

Background

- For several years prior to 2018, under programs designated as "widespread probes," certain Medicare Administrative Contractors ("MACs") conducted pre-payment claim reviews and denied payment for certain diagnosis codes.
- Encompass Health appeals most denials.
  - MACs identify medical documentation issues as a leading basis for denials.
  - Encompass Health's investment in clinical information systems and its medical services department has further improved its documentation and reduced technical denials.
- By statute, ALJ decisions are due within 90 days of a request for hearing, but appeals are taking years. HHS has implemented rule changes to address the backlog of appeals, but their effect is uncertain.
- In November 2018, a federal court ordered HHS to reduce the backlog in the following increments: a 19% reduction by the end of FY 2019; a 49% reduction by the end of FY 2020; a 75% reduction by the end of FY 2021; and elimination of the backlog by the end of FY 2022.
- After years of delay in processing appeals, ALJs recently increased the frequency of hearings and the number of claims set at each hearing. Notwithstanding the recent acceleration, Encompass Health still has over 7,500 claims in the backlog, including claims from up to 10 years ago.
- Since 2018, CMS has replaced the "widespread probes" with the Targeted Probe and Educate ("TPE") initiative.*
- Effective March 2020, CMS suspended most Medicare fee-for-service medical reviews during the public health emergency, including TPE and current post-payment reviews, allowing reviews for potential fraud. CMS authorized its contractors to resume reviews as of Aug. 3, 2020.

Encompass Health reserves pre-payment claim denials as a reduction of net operating revenues upon notice from a MAC a claim is under review.

Impact to Income Statement

Period	New Denials	Collections of Previously Denied Claims	Revenue Reserve for New Denials	Update of Reserve for Prior Denials
	(In Millions)			
Q4 2020	$(0.4)	$(7.2)	$–	$4.5
Q3 2020	(0.6)	(6.3)	–	–
Q2 2020	(1.5)	(3.5)	–	–
Q1 2020	4.2	(5.0)	1.3	–
Q4 2019	3.8	(4.6)	1.1	–
Q3 2019	11.3	(6.1)	3.4	–
Q2 2019	3.5	(1.7)	1.1	–
Q1 2019	1.6	(2.5)	0.5	–
Q4 2018	4.6	(3.2)	1.4	–
Q3 2018	0.7	(1.3)	0.2	–
Q2 2018	1.8	(2.8)	0.5	–
Q1 2018	3.1	(6.8)	0.9	–

Impact to Balance Sheet

	Dec. 31, 2020	Dec. 31, 2019	Dec. 31, 2018
	(In Millions)		
Pre-payment claims denials	$ 122.8	$ 155.3	$ 158.1
Recorded reserves	(41.3)	(46.6)	(47.4)
Net accounts receivable from pre-payment claims denials	**$ 81.5**	**$ 108.7**	**$ 110.7**

* For more information regarding TPE, see https://www.cms.gov/Research-Statistics-Data-and-Systems/Monitoring-Programs/Medicare-FFS-Compliance-Programs/Medical-Review/Targeted-Probe-and-EducateTPE.html

Encompass Health

24

Encompass Health 25 Options Holder – The right (but not the obligation) to sell for cash up to 1/3 of the Rollover Shares to the parent after 1/1/18; 2/3 after 1/1/19; and all outstanding Rollover Shares after 1/1/20 Company – The right (but not the obligation) to purchase for cash all or any portion of the Rollover Shares after 1/1/20 Valuation Fair value of the Rollover Shares and SARs was determined using the product of Home Health Holdings’ EBITDA for the trailing 12-month period and a median market price multiple based on a basket of public home health companies and recent transactions, less the current balance of the intracompany note(s) to the parent. Activity In Feb. 2018, July 2019, and Jan. 2020, holders exercised their rights to sell Rollover Shares to EHC. EHC settled the exercises upon payment of approximately $65 million, approximately $163 million, and approximately $162 million in Q1 2018, Q3 2019 and Q1 2020, respectively. After the approximate $162 million payment was made in February 2020, only $46 million of the rollover shares remained outstanding, or approximately 1.2% of Home Health Holdings. In Q1 2019 and Q3 2019, holders exercised vested SARs for cash proceeds of approximately $13 million and approximately $55 million, respectively. In Q1 2020, holders exercised the remaining SARs for cash proceeds of approximately $101 million. On Feb. 20, 2020, the Company and each of April Anthony and Luke James agreed to exchange the remaining rollover shares (approximately $45 million and $1 million, respectively) for an equal value of shares of EHC. The exchange settled in March 2020. In connection with the 2014 acquisition of Encompass Home Health and Hospice: • Certain members of that management team rolled a portion of their pre-acquisition equity into the post-acquisition entity (“Home Health Holdings”) resulting in a 16.7% ownership interest (the “Rollover Shares”). • The Company also granted stock appreciation rights (“SARs”) based on the fair value of the common stock of Home Health Holdings to certain members of that management team. Half of the SARs vested on Jan. 1, 2019, and the other half vested on Jan. 1, 2020. • Home Health Holdings was capitalized with a promissory note to the parent company totaling approximately $385 million (equal to 5.5x the segment’s 2014 EBITDA). This was done to provide the opportunity for leveraged returns on the equity, thereby mimicking a private equity transaction structure. • To the extent Home Health Holdings needed cash (e.g., acquisitions, capex, etc.), such amounts were added to the principal amount of the original note and subsequent new notes. Cash generated from the operations of Home Health Holdings has been used to pay interest and a portion of the principal on the notes. Overview of rollover shares and SARs previously held by members of the home health and hospice management team Background Home Health Holdings Original Rollover Shares 16.7%

Encompass Health 26 * This chart does not include ~$392 of finance lease obligations or ~$40 of other notes payable. See the debt schedule on page 27; Refer to pages 46-47 for end notes. Debt maturity profile - face value 2020 2022 2023 2024 2024 2025 2026 2027 2028 2029 2030 2031 $350 Senior Notes 5.75% $300 Senior Notes 5.125% ($ in millions) Revolver capacity $255 Term Loans No significant debt maturities prior to 2023 Callable beginning March 2018 $800 Senior Notes 4.75% $800 Senior Notes 4.5% Revolver As of December 31, 2020* $963 Available $0 Drawn + $37 reserved for LCs Callable beginning September 2020 Callable beginning February 2025(9) Callable beginning February 2023(9) $400 Senior Notes 4.625% Callable beginning April 2026(10) In October 2020, the Company issued $400 million of 2031 senior notes; used proceeds plus $300 million of available cash to redeem all $700 million of 2024 senior notes on November 1, 2020(10).

Encompass Health 27 Debt schedule Change in December 31, December 31, Debt vs. ($millions) 2020 2019 YE 2019 Advances under $1 billion revolving credit facility, November 2024 - LIBOR +150bps $ — $ 45.0 $ (45.0) Term loan facility, November 2024 - LIBOR +150bps 251.6 265.2 (13.6) Bonds Payable: 5.125% Senior Notes due 2023 298.1 297.3 0.8 5.75% Senior Notes due 2024(1)(9) — 697.3 (697.3) 5.75% Senior Notes due 2025 346.3 345.6 0.7 4.50% Senior Notes due 2028(9) 785.0 491.7 293.3 4.75% Senior Notes due 2030(9) 783.2 491.7 291.5 4.625% Senior Notes due 2031(10) 393.2 — 393.2 Other notes payable 39.8 44.7 (4.9) Finance lease obligations 391.7 384.1 7.6 Long-term debt $ 3,288.9 $ 3,062.6 $ 226.3 Debt to Adjusted EBITDA 3.8 x 3.2 x Leverage net of cash on balance sheet 3.6 x 3.1 x Reconciliations to GAAP provided on pages 37-45; Refer to pages 46-47 for end notes.

Encompass Health 28 * Includes consolidated inpatient rehabilitation hospitals classified as same store during each period Refer to pages 46-47 for end notes. Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 -15.0 -10.0 -5.0 0.0 5.0 10.0 15.0 New-store/same-store growth Inpatient Rehabilitation Yuma, AZ (51 beds)(2) Boise, ID (40 beds) Katy, TX (40 beds) Shelby County, AL (34 beds) Bluffton, SC (38 beds) Murrells Inlet, SC (29 beds) Winston-Salem, NC (68 beds) Lubbock, TX (40 beds) Discharges Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 New store 1.9% 1.6% 1.0% 1.7% 1.3% 1.5% 2.4% 2.0% 2.3% 2.1% 1.3% 0.9% Same store* 4.8% 3.6% 2.0% 1.9% (0.2)% 2.2% 3.1% 3.2% 2.4% (12.8)% (2.8)% (3.8)% Total by qtr. 6.7% 5.2% 3.0% 3.6% 1.1% 3.7% 5.5% 5.2% 4.7% (10.7)% (1.5)% (2.9)% Total by year 4.6% 3.9% (2.6)% Same-store year* 2.8% 1.8% (4.4)% Same-store year UDS(11) 1.1% 1.3% Murrieta, CA (50 beds) Sioux Falls, SD (40 beds) Coralville, IA (40 beds) Beginning in mid-March 2020, volume growth was impacted by COVID-19. Toledo, OH (40 beds)

Encompass Health 29 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 -20.0 -10.0 0.0 10.0 20.0 30.0 New-store/same-store growth Home Health Episodic admissions Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 New store 2.5% 5.3% 5.4% 5.3% 5.7% 2.9% 13.0% 12.3% 11.7% 9.4% 1.3% 1.5% Same store* 7.4% 5.1% 3.8% 5.4% 6.4% 8.3% 9.7% 6.6% 0.2% (17.3)% (4.6)% (3.8)% Total by quarter 9.9% 10.4% 9.2% 10.7% 12.1% 11.2% 22.7% 18.9% 11.9% (7.9)% (3.3)% (2.3)% Total by year 10.0% 16.3% (0.5)% Same-store year* 5.6% 7.7% (6.1)% u In 2018, the Company acquired or opened 23 home health locations. u In 2019, the Company acquired or opened 27 home health locations. u In 2020, the Company acquired or opened two home health locations and consolidated one former equity method location (3). Acquired Camellia Healthcare (14 home health locations in 3 states) in May 2018 Acquired Alacare Home Health & Hospice (23 home health locations in Alabama) in July 2019 * Includes consolidated home health agencies classified as same store during each period Refer to pages 46-47 for end notes. Beginning in mid-March 2020, volume growth was impacted by COVID-19.

Encompass Health 30 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 -10.0 0.0 10.0 20.0 30.0 40.0 50.0 60.0 70.0 * Includes consolidated hospice agencies classified as same store during each period New-store/same-store growth Hospice Admissions Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 New store 4.4% 26.1% 40.3% 41.2% 35.5% 15.7% 34.6% 31.1% 30.9% 30.6% 0.5% 0.7% Same store* 36.8% 35.2% 21.1% 8.6% 13.7% 13.6% 5.8% 10.1% (5.3)% 6.7% 15.8% 16.1% Total by quarter 41.2% 61.3% 61.4% 49.8% 49.2% 29.3% 40.4% 41.2% 25.6% 37.3% 16.3% 16.8% Total by year 53.5% 39.8% 23.2% Same-store year* 24.6% 12.2% 8.1% u In 2018, the Company acquired or opened 22 hospice locations. u In 2019, the Company acquired or opened 25 hospice locations. u In 2020, the Company opened one hospice location. Acquired Camellia Healthcare (18 hospice locations in 3 states) in May 2018 Acquired Alacare Home Health & Hospice (23 hospice locations in Alabama) in July 2019

Encompass Health 31 Payment sources (percent of revenues) Inpatient Rehabilitation Segment Home Health and Hospice Segment Consolidated Q4 Q4 Q4 Full Year 2020 2019 2020 2019 2020 2019 2020 2019 Medicare 68.3% 71.9% 84.3% 83.8% 72.0% 74.8% 70.5% 75.1 % Medicare Advantage 13.6% 11.1% 9.9% 10.1% 12.7% 10.8% 14.2% 10.6 % Managed care 10.4% 9.5% 4.2% 4.3% 9.0% 8.2% 9.0% 8.3 % Medicaid 3.9% 3.2% 1.4% 1.6% 3.3% 2.8% 3.4% 2.8 % Other third-party payors 1.3% 1.2% — % — % 1.0% 0.9% 0.9% 0.9 % Workers’ compensation 0.6% 0.8% 0.1% 0.1% 0.5% 0.7% 0.5% 0.7 % Patients 0.5% 0.6% — % — % 0.4% 0.5% 0.4% 0.5 % Other income 1.4% 1.7% 0.1% 0.1% 1.1% 1.3% 1.1% 1.1 % Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0 % Growth in Medicare Advantage as a percent of revenue within the inpatient rehabilitation segment for 2020 resulted in part from suspension of prior authorization requirements.

Inpatient rehabilitation operational and labor metrics

	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Full Year 2020	Full Year 2019
					(In Millions)					
Net patient revenue-inpatient	$ 914.9	$ 883.2	$ 808.0	$ 890.0	$ 873.5	$ 850.6	$ 851.8	$ 847.6	$ 3,496.1	$3,423.5
Net patient revenue-outpatient and other revenues	18.2	16.2	16.5	19.2	23.2	21.7	22.1	22.5	70.1	89.5
Net operating revenues	$ 933.1	$ 899.4	$ 824.5	$ 909.2	$ 896.7	$ 872.3	$ 873.9	$ 870.1	$ 3,566.2	$3,513.0
					(Actual Amounts)					
Discharges[12]	46,503	45,962	41,682	47,750	47,885	46,669	46,679	45,609	181,897	186,842
Net patient revenue per discharge	$19,674	$19,216	$19,385	$18,639	$ 18,242	$ 18,226	$ 18,248	$ 18,584	$ 19,220	$ 18,323
Outpatient visits	48,786	51,968	15,760	69,743	82,536	86,395	104,566	102,028	186,257	375,525
Average length of stay	12.9	13.0	13.2	12.7	12.4	12.6	12.5	12.8	12.9	12.6
Occupancy %	68.7 %	68.8 %	64.5 %	71.3 %	70.0 %	69.2 %	70.6 %	72.3 %	67.7 %	69.5 %
# of licensed beds	9,505	9,437	9,401	9,322	9,249	9,219	9,062	8,941	9,505	9,249
Occupied beds	6,530	6,493	6,064	6,647	6,474	6,380	6,398	6,464	6,435	6,428
Full-time equivalents (FTEs)[13]	22,383	22,147	20,809	22,318	22,096	22,037	21,570	21,345	21,915	21,762
Contract labor	192	176	116	161	159	187	227	246	161	205
Total FTE and contract labor	22,575	22,323	20,925	22,479	22,255	22,224	21,797	21,591	22,076	21,967
EPOB[14]	3.46	3.44	3.45	3.38	3.44	3.48	3.41	3.34	3.43	3.42

Encompass Health

Refer to pages 46-47 for end notes.

32

Home health and hospice operational metrics

	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Full Year 2020	Full Year 2019
	(In Millions)									
Net home health revenue	$ 227.7	$ 223.3	$ 201.8	$ 224.8	$ 236.9	$ 238.9	$ 222.7	$ 219.5	$ 877.6	$ 918.0
Net hospice revenue	53.6	51.2	47.8	48.0	50.8	50.4	38.4	34.4	200.6	174.0
Net operating revenues	$ 281.3	$ 274.5	$ 249.6	$ 272.8	$ 287.7	$ 289.3	$ 261.1	$ 253.9	$ 1,078.2	$ 1,092.0
Home Health:	(Actual Amounts)									
Total admissions[15]	49,398	49,863	45,253	54,403	51,958	52,959	46,941	47,186	198,917	199,044
Episodic admissions[15]	40,830	40,765	34,841	42,476	41,781	42,174	37,828	37,944	158,912	159,727
Recertifications	30,064	29,830	28,328	26,553	29,460	30,213	28,129	28,282	114,775	116,084
Episodes	71,441	68,261	60,154	68,652	73,055	72,016	66,881	63,626	268,508	275,578
Average revenue per episode	$ 2,883	$ 2,910	$ 2,920	$ 2,909	$ 2,901	$ 2,980	$ 2,959	$ 3,057	$ 2,905	$ 2,972
Episodic visits per episode	15.7	16.4	17.4	16.3	16.4	17.3	17.1	17.7	16.4	17.1
Total visits	1,281,830	1,300,866	1,250,546	1,306,230	1,372,326	1,425,323	1,325,362	1,308,610	5,139,472	5,431,621
Cost per visit	$ 76	$ 75	$ 89	$ 81	$ 79	$ 78	$ 76	$ 75	$ 80	$ 77
Hospice:										
Admissions[16]	3,348	3,354	3,190	2,986	2,866	2,884	2,324	2,378	12,878	10,452
Patient days	349,989	346,019	336,507	334,545	345,855	353,549	259,501	239,022	1,367,060	1,197,927
Average daily census	3,804	3,761	3,698	3,676	3,759	3,843	2,852	2,656	3,735	$ 3,282
Revenue per day	$ 153	$ 148	$ 142	$ 144	$ 147	$ 142	$ 148	$ 144	$ 147	$ 145

Encompass Health

Refer to pages 46-47 for end notes.

33

Encompass Health 34 Share information Weighted Average for the Period Q4 Full Year (In Millions) 2020 2019 2020 2019 2018 Basic shares outstanding 98.7 97.8 98.6 98.0 97.9 Restricted stock awards, dilutive stock options, restricted stock units, and common stock warrants 1.4 1.7 1.2 1.4 1.9 Diluted shares outstanding 100.1 99.5 99.8 99.4 99.8 End of Period Q4 Full Year (In Millions) 2020 2019 2020 2019 2018 Basic shares outstanding 99.4 98.6 99.4 98.6 98.9

Segment operating results

(In Millions)	Q4 2020 IRF	Q4 2020 Home Health and Hospice	Q4 2020 Reclasses	Q4 2020 Consolidated	Q4 2019 IRF	Q4 2019 Home Health and Hospice	Q4 2019 Reclasses	Q4 2019 Consolidated
Net operating revenues	$ 933.1	$ 281.3	$ —	$ 1,214.4	$ 896.7	$ 287.7	$ —	$ 1,184.4
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(495.1)	—	(191.0)	(686.1)	(465.4)	—	(203.1)	(668.5)
Other operating expenses[(a)]	(140.2)	—	(21.9)	(162.1)	(135.8)	—	(23.5)	(159.3)
Supplies	(44.1)	—	(7.6)	(51.7)	(37.7)	—	(5.5)	(43.2)
Occupancy costs	(15.4)	—	(5.0)	(20.4)	(15.7)	—	(4.9)	(20.6)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(121.9)	121.9	—	—	(133.4)	133.4	—
Support and overhead costs	—	(103.6)	103.6	—	—	(103.6)	103.6	—
	(694.8)	(225.5)	—	(920.3)	(654.6)	(237.0)	—	(891.6)
Other income[(b)]	4.1	—	—	4.1	4.0	—	—	4.0
Equity in net income of nonconsolidated affiliates	0.9	0.1	—	1.0	1.0	0.2	—	1.2
Noncontrolling interests[(c)]	(25.3)	(0.4)	—	(25.7)	(22.0)	(1.3)	—	(23.3)
Segment Adjusted EBITDA	**$ 218.0**	**$ 55.5**	**$ —**	**273.5**	**$ 225.1**	**$ 49.6**	**$ —**	**274.7**
General and administrative expenses[(d)(e)]				(33.6)				(36.5)
Adjusted EBITDA				**$ 239.9**				**$ 238.2**
In arriving at Adjusted EBITDA, the following were excluded:								
(a) Loss on disposal or impairment of assets	$ 1.0	$ —	$ —	$ 1.0	$ 7.8	$ —	$ —	$ 7.8
(b) Change in fair market value of equity securities	$ (0.1)	$ —	$ —	$ (0.1)	$ 0.4	$ —	$ —	$ 0.4
(c) SARs mark-to-market impact on noncontrolling interests (see p. 25)	$ —	$ —	$ —	$ —	$ —	$ (0.7)	$ —	$ (0.7)
(d) Stock-based compensation	$ —	$ —	$ —	$ 4.2	$ —	$ —	$ —	$ 27.4
(e) Transaction costs	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ 0.1

Encompass Health

Reconciliations to GAAP provided on pages 37-45; Refer to pages 46-47 for end notes.

35

Segment operating results

(In Millions)	Year Ended December 31, 2020 IRF	Home Health and Hospice	Reclasses	Consolidated	Year Ended December 31, 2019 IRF	Home Health and Hospice	Reclasses	Consolidated
Net operating revenues	$ 3,566.2	$ 1,078.2	$ —	$ 4,644.4	$ 3,513.0	$ 1,092.0	$ —	$ 4,605.0
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(1,903.8)	—	(776.7)	(2,680.5)	(1,813.1)	—	(758.9)	(2,572.0)
Other operating expenses[(a)]	(534.7)	—	(88.1)	(622.8)	(521.9)	—	(90.6)	(612.5)
Supplies	(171.0)	—	(29.5)	(200.5)	(147.0)	—	(20.9)	(167.9)
Occupancy costs	(61.4)	—	(19.8)	(81.2)	(64.8)	—	(17.5)	(82.3)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(511.3)	511.3	—	—	(506.2)	506.2	—
Support and overhead costs[(b)]	—	(402.8)	402.8	—	—	(381.7)	381.7	—
	(2,670.9)	(914.1)	—	(3,585.0)	(2,546.8)	(887.9)	—	(3,434.7)
Other income[(c)(d)]	8.0	—	—	8.0	10.5	—	—	10.5
Equity in net income of nonconsolidated affiliates	3.0	0.5	—	3.5	5.5	1.2	—	6.7
Noncontrolling interests[(e)]	(83.3)	(1.3)	—	(84.6)	(82.6)	(9.5)	—	(92.1)
Segment Adjusted EBITDA	**$ 823.0**	**$ 163.3**	**$ —**	**986.3**	**$ 899.6**	**$ 195.8**	**$ —**	**1,095.4**
General and administrative expenses[(f)(g)]				(126.0)				(130.5)
Adjusted EBITDA				**$ 860.3**				**$ 964.9**
In arriving at Adjusted EBITDA, the following were excluded:								
(a) Loss (gain) on disposal or impairment of assets	$ 10.4	$ 1.2	$ —	$ 11.6	$ 11.2	$ (0.1)	$ —	$ 11.1
(b) Payroll taxes on SARs exercise	$ —	$ 1.5	$ —	$ 1.5	$ —	$ 1.0	$ —	$ 1.0
(c) Change in fair market value of equity securities	$ (0.4)	$ —	$ —	$ (0.4)	$ (0.8)	$ —	$ —	$ (0.8)
(d) Gain on consolidation of former equity method location[(2)(3)]	$ —	$ (2.2)	$ —	$ (2.2)	$ (19.2)	$ —	$ —	$ (19.2)
(e) SARs mark-to-market impact on noncontrolling interests (see p. 25)	$ —	$ —	$ —	—	$ —	$ (5.0)	$ —	$ (5.0)
(f) Stock-based compensation	$ —	$ —	$ —	29.5	$ —	$ —	$ —	$ 114.4
(g) Transaction costs	$ —	$ —	$ —	—	$ —	$ —	$ —	$ 2.1

Encompass Health

Reconciliations to GAAP provided on pages 37-45; Refer to pages 46-47 for end notes.

36

Reconciliation of net income to Adjusted EBITDA[7]

	2020									
	Q1		Q2		Q3		Q4		Full Year	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net Income	$ 108.7		$ 48.3		$ 100.1		$ 111.7		$ 368.8	
Loss (income) from disc ops, net of tax, attributable to Encompass Health	0.1		(0.1)		—		—		—	
Net income attributable to noncontrolling interests	(21.7)		(14.8)		(22.4)		(25.7)		(84.6)	
Income from continuing operations attributable to Encompass Health*	87.1	$ 0.87	33.4	$ 0.34	77.7	$ 0.78	86.0	$ 0.86	284.2	$ 2.85
Government, class action, and related settlements	2.8		—		—		—		2.8	
Provision for income tax expense	27.1		11.8		26.9		38.0		103.8	
Interest expense and amortization of debt discounts and fees	43.2		45.8		49.0		46.2		184.2	
Depreciation and amortization	58.8		60.7		61.2		62.3		243.0	
Loss on early extinguishment of debt[1]	—		—		—		2.3		2.3	
Loss on disposal or impairment of assets	0.1		3.0		7.5		1.0		11.6	
Stock-based compensation expense	7.1		9.9		8.3		4.2		29.5	
Gain on consolidation of Treasure Coast[3]	(2.2)		—		—		—		(2.2)	
Change in fair market value of equity securities	2.5		(2.4)		(0.4)		(0.1)		(0.4)	
Payroll taxes on SARs exercise	1.5		—		—		—		1.5	
Adjusted EBITDA	$ 228.0		$ 162.2		$ 230.2		$ 239.9		$ 860.3	
Weighted average common shares outstanding:										
Basic		98.2		98.7		98.7		98.7		98.6
Diluted		99.6		99.9		99.9		100.1		99.8

Encompass Health

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to pages 46-47 for end notes.

37

Reconciliation of net income to Adjusted EBITDA(7)

	2019									
	Q1		Q2		Q3		Q4		Full Year	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net Income	$ 125.2		$ 110.9		$ 119.5		$ 90.2		$ 445.8	
Loss from disc ops, net of tax, attributable to Encompass Health	0.5		0.1		—		—		0.6	
Net income attributable to noncontrolling interests	(22.9)		(19.7)		(21.9)		(22.6)		(87.1)	
Income from continuing operations attributable to Encompass Health*	102.8	$ 1.04	91.3	$ 0.92	97.6	$ 0.98	67.6	$ 0.68	359.3	$ 3.62
Provision for income tax expense	30.8		23.5		34.3		27.3		115.9	
Interest expense and amortization of debt discounts and fees	37.2		37.7		40.3		44.5		159.7	
Depreciation and amortization	52.5		52.7		55.1		58.4		218.7	
Loss on early extinguishment of debt(1)	—		2.3		—		5.4		7.7	
Loss on disposal of assets	1.1		1.3		0.9		7.8		11.1	
Stock-based compensation expense	19.4		45.9		21.7		27.4		114.4	
Transaction costs	0.6		0.4		1.0		0.1		2.1	
Gain on consolidation of Yuma(2)	—		—		(19.2)		—		(19.2)	
SARs mark-to-market impact on noncontrolling interests (see page 25)	(0.8)		(2.6)		(0.9)		(0.7)		(5.0)	
Change in fair market value of equity securities	(0.9)		(0.3)		—		0.4		(0.8)	
Payroll taxes on SARs exercise	0.2		—		0.8		—		1.0	
Adjusted EBITDA	$ 242.9		$ 252.2		$ 231.6		$ 238.2		$ 964.9	
Weighted average common shares outstanding:										
Basic		98.4		98.0		97.8		97.8		98.0
Diluted		99.7		99.3		99.4		99.5		99.4

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to pages 46-47 for end notes.

Encompass Health
38

Encompass Health 39 Net cash provided by operating activities reconciled to Adjusted EBITDA(7) Q4 Full Year (In Millions) 2020 2019 2020 2019 Net cash provided by operating activities $ 279.7 $ 215.6 $ 704.7 $ 635.3 Interest expense and amortization of debt discounts and fees 46.2 44.5 184.2 159.7 Equity in net income of nonconsolidated affiliates 1.0 1.2 3.5 6.7 Net income attributable to noncontrolling interests in continuing operations (25.7) (22.6) (84.6) (87.1) Amortization of debt-related items (2.1) (1.4) (7.2) (4.5) Distributions from nonconsolidated affiliates (1.0) (1.8) (3.8) (6.6) Current portion of income tax expense (20.1) 8.1 51.4 75.9 Change in assets and liabilities (40.4) (5.3) 7.3 180.1 Cash used in operating activities of discontinued operations — (0.2) 0.2 4.4 Transaction costs — 0.1 — 2.1 SARs mark-to-market impact on noncontrolling interests (see page 25) — (0.7) — (5.0) Payroll taxes on SARs exercise — — 1.5 1.0 Change in fair market value of equity securities (0.1) 0.4 (0.4) (0.8) Other 2.4 0.3 3.5 3.7 Adjusted EBITDA $ 239.9 $ 238.2 $ 860.3 $ 964.9 Refer to pages 46-47 for end notes.

Encompass Health 40 Reconciliation of segment Adjusted EBITDA to income from continuing operations before income tax expense Three Months Ended Year Ended December 31, December 31, 2020 2019 2020 2019 (In Millions) Total segment Adjusted EBITDA $ 273.5 $ 274.7 $ 986.3 $ 1,095.4 General and administrative expenses (37.8) (64.0) (155.5) (247.0) Depreciation and amortization (62.3) (58.4) (243.0) (218.7) Loss on disposal or impairment of assets (1.0) (7.8) (11.6) (11.1) Government, class action, and related settlements(4) — — (2.8) — Loss on early extinguishment of debt(1) (2.3) (5.4) (2.3) (7.7) Interest expense and amortization of debt discounts and fees (46.2) (44.5) (184.2) (159.7) Net income attributable to noncontrolling interests 25.7 22.6 84.6 87.1 SARs mark-to-market impact on noncontrolling interests (see page 25) — 0.7 — 5.0 Change in fair market value of equity securities 0.1 (0.4) 0.4 0.8 Gain on consolidation of former equity method location(2)(3) — — 2.2 19.2 Payroll taxes on SARs exercise — — (1.5) (1.0) Income from continuing operations before income tax expense $ 149.7 $ 117.5 $ 472.6 $ 562.3 Refer to pages 46-47 for end notes.

Encompass Health 41 Reconciliation of net cash provided by operating activities to adjusted free cash flow(6) Q4 Full Year (In Millions) 2020 2019 2020 2019 Net cash provided by operating activities $ 279.7 $ 215.6 $ 704.7 $ 635.3 Impact of discontinued operations — (0.2) 0.2 4.4 Net cash provided by operating activities of continuing operations 279.7 215.4 704.9 639.7 Capital expenditures for maintenance (47.4) (62.0) (154.9) (167.1) Distributions paid to noncontrolling interests of consolidated affiliates (19.3) (22.2) (72.2) (79.8) Items non-indicative of ongoing operating performance: Cash paid for SARs exercise (inclusive of payroll taxes) — — 102.1 69.6 Transaction costs and related assumed liabilities — 0.1 — 2.1 Cash paid for government, class action, and related settlements(4) — 5.6 — 52.0 Adjusted free cash flow $ 213.0 $ 136.9 $ 579.9 $ 516.5 Cash dividends on common stock $ 27.6 $ 27.4 $ 111.9 $ 108.7 Refer to pages 46-47 for end notes.

Encompass Health 42 Adjusted EPS(5) - Q4 2020 For the Three Months Ended December 31, 2020 Adjustments As Reported Loss on Early Extinguishment of Debt Income Tax Adjustments Change in Fair Market Value of Equity Securities As Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA $ 239.9 $ — $ — $ — $ 239.9 Depreciation and amortization (62.3) — — — (62.3) Loss on early extinguishment of debt(1) (2.3) 2.3 — — — Interest expense and amortization of debt discounts and fees (46.2) — — — (46.2) Stock-based compensation (4.2) — — — (4.2) Loss on disposal or impairment of assets (1.0) — — — (1.0) Change in fair market value of equity securities 0.1 — — (0.1) — Income from continuing operations before income tax expense 124.0 2.3 — (0.1) 126.2 Provision for income tax expense (38.0) (0.6) 5.6 — (33.0) Income from continuing operations attributable to Encompass Health $ 86.0 $ 1.7 $ 5.6 $ (0.1) $ 93.2 Diluted earnings per share from continuing operations* $ 0.86 $ 0.02 $ 0.06 $ — $ 0.93 Diluted shares used in calculation 100.1 * Adjusted EPS may not sum across due to rounding. Refer to pages 46-47 for end notes.

Adjusted EPS[5] - Q4 2019

	For the Three Months Ended December 31, 2019						
		Adjustments					
	As Reported	Mark-to-Market Adjustment for Stock Comp. Expense	Loss on Early Exting. of Debt	Income Tax Adj.	Transaction Costs	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA	$ 238.2	$ —	$ —	$ —	$ —	$ —	$ 238.2
Depreciation and amortization	(58.4)	—	—	—	—	—	(58.4)
Loss on early extinguishment of debt[1]	(5.4)	—	5.4	—	—	—	—
Interest expense and amortization of debt discounts and fees	(44.5)	—	—	—	—	—	(44.5)
Stock-based compensation	(27.4)	15.5	—	—	—	—	(11.9)
Loss on disposal of assets	(7.8)	—	—	—	—	—	(7.8)
Transaction costs	(0.1)	—	—	—	0.1	—	—
SARs mark-to-market impact on noncontrolling interests (see page 25)	0.7	(0.7)	—	—	—	—	—
Change in fair market value of equity securities	(0.4)	—	—	—	—	0.4	—
Income from continuing operations before income tax expense	94.9	14.8	5.4	—	0.1	0.4	115.6
Provision for income tax expense	(27.3)	(4.0)	(1.5)	2.3	(0.1)	(0.1)	(30.7)
Income from continuing operations attributable to Encompass Health	**$ 67.6**	**$ 10.8**	**$ 3.9**	**$ 2.3**	**$ —**	**$ 0.3**	**$ 84.9**
Diluted earnings per share from continuing operations*	**$ 0.68**	**$ 0.11**	**$ 0.04**	**$ 0.02**	**$ —**	**$ —**	**$ 0.85**
Diluted shares used in calculation	**99.5**						

Encompass Health

* Adjusted EPS may not sum across due to rounding.
Refer to pages 46-47 for end notes.

43

Adjusted EPS[5] - YTD 2020

	For the Year Ended December 31, 2020							
		Adjustments						
	As Reported	Gov't, Class Action, & Related Settlements	Loss on Early Exting. of Debt	Income Tax Adj.	Change in Fair Market Value of Equity Securities	Gain on Consolidation of Treasure Coast	Payroll Taxes on SARs Exercise	As Adjusted
		(In Millions, Except Per Share Amounts)						
Adjusted EBITDA	$860.3	$ —	$ —	$ —	$ —	$ —	$ —	$ 860.3
Depreciation and amortization	(243.0)	—	—	—	—	—	—	(243.0)
Government, class action and related settlements	(2.8)	2.8	—	—	—	—	—	—
Loss on early extinguishment of debt[1]	(2.3)	—	2.3	—	—	—	—	—
Interest expense and amortization of debt discounts and fees	(184.2)	—	—	—	—	—	—	(184.2)
Stock-based compensation	(29.5)	—	—	—	—	—	—	(29.5)
Loss on disposal or impairment of assets	(11.6)	—	—	—	—	—	—	(11.6)
Change in fair market value of equity securities	0.4	—	—	—	(0.4)	—	—	—
Gain on consolidation of Treasure Coast[3]	2.2	—	—	—	—	(2.2)	—	—
Payroll taxes on SARs exercise	(1.5)	—	—	—	—	—	1.5	—
Income from continuing operations before income tax expense	388.0	2.8	2.3	—	(0.4)	(2.2)	1.5	392.0
Provision for income tax expense	(103.8)	(0.7)	(0.6)	1.0	0.1	0.6	(0.4)	(103.8)
Income from continuing operations attributable to Encompass Health	$284.2	$ 2.1	$ 1.7	$ 1.0	$ (0.3)	$ (1.6)	$ 1.1	$ 288.2
Diluted earnings per share from continuing operations*	$ 2.85	$ 0.02	$ 0.02	$0.01	$ —	$ (0.02)	$ 0.01	$ 2.89
Diluted shares used in calculation	99.8							

Encompass Health

* Adjusted EPS may not sum across due to rounding.
Refer to pages 46-47 for end notes.

44

Adjusted EPS[5] - YTD 2019

	For the Year Ended December 31, 2019								
		Adjustments							
	As Reported	Mark-to-Market Adj. for Stock Comp. Expense	Loss on Early Exting. of Debt	Income Tax Adj.	Transaction Costs	Change in Fair Market Value of Equity Securities	Gain on Consolidation of Yuma	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)								
Adjusted EBITDA	$ 964.9	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ 964.9
Depreciation and amortization	(218.7)	—	—	—	—	—	—	—	(218.7)
Loss on early extinguishment of debt[1]	(7.7)	—	7.7	—	—	—	—	—	—
Interest expense and amortization of debt discounts and fees	(159.7)	—	—	—	—	—	—	—	(159.7)
Stock-based compensation	(114.4)	68.5	—	—	—	—	—	—	(45.9)
Loss on disposal of assets	(11.1)	—	—	—	—	—	—	—	(11.1)
Transaction costs	(2.1)	—	—	—	2.1	—	—	—	—
SARs mark-to-market impact on noncontrolling interests (see page 25)	5.0	(5.0)	—	—	—	—	—	—	—
Change in fair market value of equity securities	0.8	—	—	—	—	(0.8)	—	—	—
Gain on consolidation of Yuma[2]	19.2	—	—	—	—	—	(19.2)	—	—
Payroll taxes on SARs exercise	(1.0)	—	—	—	—	—	—	1.0	—
Income from continuing operations before income tax expense	475.2	63.5	7.7	—	2.1	(0.8)	(19.2)	1.0	529.5
Provision for income tax expense	(115.9)	(17.2)	(2.1)	(10.3)	(0.6)	0.2	5.2	(0.2)	(140.9)
Income from continuing operations attributable to Encompass Health	**$ 359.3**	**$ 46.3**	**$ 5.6**	**$ (10.3)**	**$ 1.5**	**$ (0.6)**	**$ (14.0)**	**$ 0.8**	**$ 388.6**
Diluted earnings per share from continuing operations*	**$ 3.62**	**$ 0.47**	**$ 0.06**	**$ (0.10)**	**$ 0.02**	**$ (0.01)**	**$ (0.14)**	**$ 0.01**	**$ 3.91**
Diluted shares used in calculation	**99.4**								

Encompass Health

* Adjusted EPS may not sum across due to rounding.
Refer to pages 46-47 for end notes.

45

Encompass Health 46 End notes (1) In June 2019, the Company redeemed $100 million of its 5.75% Senior Notes due 2024 at a price of 101.917%, which resulted in a total cash outlay of approximately $102 million. The redemption was funded using cash on hand and funding under the Company’s revolving credit facility. As a result of this redemption, the Company recorded an approximate $2 million loss on early extinguishment of debt in the second quarter of 2019. In November 2019, the Company redeemed $400 million of its 5.75% Senior Notes due 2024 at a price of 100.958%, which resulted in a total cash outlay of approximately $404 million. The redemption was funded using a portion of the proceeds from the Company’s September 2019 public offering of $1 billion of senior unsecured notes (see end note 10). As a result of the redemption, the Company recorded an approximate $5 million loss on early extinguishment of debt in the fourth quarter of 2019. See also end note 10. (2) As a result of negotiations with our partner to amend the joint venture agreement related to Yuma Rehabilitation Hospital, the accounting for this hospital changed from the equity method of accounting to a consolidated entity effective July 1, 2019. We accounted for this change in control as a business combination and consolidated this entity using the acquisition method. As a result of our consolidation of this hospital and the remeasurement of our previously held equity interest at fair value, we recorded a $19.2 million gain as part of other income in the third quarter of 2019. (3) As a result of an amendment to the joint venture agreement related to our home health location in Treasure Coast, Florida, the accounting for this agency changed from the equity method of accounting to a consolidated entity effective January 1, 2020. We accounted for this change in control as a business combination and consolidated this entity using the acquisition method. As a result of our consolidation of this agency and the remeasurement of our previously held equity interest at fair value, we recorded a $2.2 million gain as part of other income in the first quarter of 2020. (4) As previously disclosed, from 2013 to 2019, the Company cooperated with an investigation of alleged improper or fraudulent Medicare and Medicaid claims. The investigation, under the direction of DOJ, produced no evidence of fraud, falsity or wrongdoing. However, based on discussions with DOJ, and having considered the burdens and distractions associated with continuing the investigation and the likely costs of future litigation, the Company estimated a settlement value of $48 million and accrued a loss contingency in that amount in the fourth quarter of 2018. Following further discussions, the Company entered into an agreement effective as of June 21, 2019 to settle all claims related to the DOJ investigation, together with related qui tam or “whistleblower” lawsuits, for cash payments totaling $48 million. (5) The Company is providing adjusted earnings per share from continuing operations attributable to Encompass Health (“adjusted earnings per share”), which is a non- GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging and equity instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments, settlements of income tax claims and windfall tax benefits), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company's ongoing operating performance. Accordingly, they can complicate comparisons of the Company's results of operations across periods and comparisons of the Company's results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.* (6) Definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and certain other items deemed to be non-indicative of ongoing operating performance. Common stock dividends are not included in the calculation of adjusted free cash flow. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. (7) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments set forth. (8) On Oct. 28, 2013, the Company announced its board of directors authorized the repurchase of up to $200 million of its common stock. On Feb. 14, 2014, the Company's board approved an increase in this common stock repurchase authorization from $200 million to $250 million. As of June 30, 2018, the remaining repurchase authorization was approximately $58 million. On July 24, 2018, the Company's board approved resetting the aggregate common stock repurchase authorization to $250 million. As of Dec. 31, 2020, the remaining repurchase authorization was approximately $198 million. * Reconciliations to GAAP provided on pages 37-45

Encompass Health 47 End notes, continued (9) In September 2019, the Company issued $500 million of 4.5% Senior Notes due 2028 and $500 million of 4.75% Senior Notes due 2030. The proceeds were used to fund the purchase of the home health rollover shares and exercise of SARs in Q3 2019, fund a call of $400 million of 5.75% Senior Notes due 2024 in Q4 2019, and repay borrowings under the Company’s revolving credit facility. In May 2020, the Company re-opened these notes and issued an additional $300 million of 4.5% Senior Notes due 2028 and $300 million of 4.75% Senior Notes due 2030. The proceeds were used to repay borrowings under the Company’s revolving credit facility. (10) In October 2020, the Company issued $400 million of 4.625% Senior Notes due 2031. The proceeds plus approximately $300 million of cash on hand were used to fully redeem $700 million of 5.75% Senior Notes due 2024 at par on November 1, 2020. As a result of this redemption, the Company recorded an approximate $2 million loss on early extinguishment of debt in the fourth quarter of 2020. (11) Data provided by Uniform Data System for Medical Rehabilitation, a division of UB Foundation Activities, Inc., a data gathering and analysis organization for the rehabilitation industry; represents ~80% of industry, including Encompass Health inpatient rehabilitation sites (12) Represents discharges from 137 consolidated hospitals in Q4 2020; 136 consolidated hospitals in Q3 and Q2 2020; 134 consolidated hospitals in Q1 2020; 133 consolidated hospitals in Q4 and Q3 2019; 130 consolidated hospitals in Q2 2019; and 129 consolidated hospitals in Q1 2019 (13) Full-time equivalents included in the table represent Encompass Health employees who participate in or support the operations of our hospitals and include an estimate of full-time equivalents related to contract labor. (14) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. (15) Represents home health admissions from 240 consolidated locations in Q4 2020; 241 consolidated locations in Q3 2020; 244 consolidated locations in Q2 2020 and Q1 2020; 243 consolidated locations in Q4 2019; 243 consolidated locations in Q3 2019; 220 consolidated locations in Q2 2019; and 219 consolidated locations in Q1 2019 (16) Represents hospice admissions from 82 locations in Q4 2020; 83 locations in Q3 and Q2 2020; Q1 2020 and Q4 2019; 82 locations in Q3 2019; and 59 locations in Q2 and Q1 2019